Exhibit 10.1.7.1

Consolidated Edison, Inc.

Long Term Incentive Plan

Effective May 19, 2003

As amended and restated effective January 1, 2008

-i-

Consolidated Edison, Inc.

Long Term Incentive Plan

ARTICLE 1. INTRODUCTION

Section 1.1 Establishment. Consolidated Edison, Inc. terminated the Consolidated Edison Company of New York, Inc. Retirement Plan for Trustees (“Retirement Plan”) and the Consolidated Edison Inc. Restricted Stock Plan for Non-Employee Directors effective June 30, 2002, and, effective July 1, 2002, established the Consolidated Edison, Inc. Deferred Stock Compensation Plan for Non-Officer Directors (“Deferred Stock Plan”) for those Directors of CEI who were not employees or officers of CEI. Effective as of the Stockholders’ Approval Date, the Deferred Stock Plan is merged into the Consolidated Edison, Inc. Long Term Incentive Plan (the “Long Term Incentive Plan” or “Plan”). Each of the plans, other than the Long Term Incentive Plan, referred to in this paragraph is a “Prior Plan.” Benefits provided under the Retirement Plan to a director who was retired prior to June 30, 2002, and awards under a Prior Plan or pursuant to an agreement between an Officer and CEI remain effective unless the content herein explicitly states otherwise.

Section 1.2 Purpose. The Long Term Incentive Plan is intended to advance the interests of CEI, and its shareholders by providing long term incentives to those persons with significant responsibility for the success and growth of CEI; by strengthening CEI’s ability to attract and retain qualified persons of superior talent, ability and achievement to serve as Directors, Officers, and in other management positions and to promote their ownership of a greater equity interest in CEI, thereby aligning their interests more closely with the interests of the CEI’s stockholders. The Plan also provides the ability to award long term incentives that qualify for federal income tax deduction.

Section 1.3 Effective Date. The Long Term Incentive Plan is effective as of the Stockholders’ Approval Date.

ARTICLE 2. DEFINITIONS

“Adjusted EBIT” means EBIT, after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted EPS” means EPS after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Net Income” means Net Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Operating Income” means Operating Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Operating Revenues” means Operating Revenues after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Return on Assets” means Return on Assets after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Return on Equity” means Return on Equity after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Affiliate” means any company which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which also includes as a member CEI; any trade or business under common control (as defined in Code Section 414(c)) with CEI; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes CEI; and any other entity required to be aggregated with CEI pursuant to regulations under Code Section 414(o).

“Annual Meeting” means the annual meeting of the stockholders of CEI.

“Award” means individually or collectively, Stock Units, Restricted Stock, Stock Options, Performance Units, Performance-Based Restricted Stock, Stock Appreciation Rights, or Dividend Equivalents, granted under this Plan.

“Board” means the Board of Directors of CEI.

“Business Criteria” means any one or any combination of Net Income, Adjusted Net Income, Return on Equity, Adjusted Return on Equity, Return on Assets, Adjusted Return on Assets, Total Shareholder Return, Common Stock Fair Market Value, EBIT, Adjusted EBIT, EPS, or Adjusted EPS, Operating Revenue, Adjusted Operating Revenue, Operating Income or Adjusted Operating Income.

“CECONY” means Consolidated Edison Company of New York, Inc.

“CEI” means Consolidated Edison, Inc., its successors or assigns.

“Change in Control” means the occurrence of any of the following events:

(a) any Person or Group acquires stock of CEI that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of CEI. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of CEI, the acquisition of additional stock by the same Person or Group is not considered to cause a Change of Control of CEI. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which CEI acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of CEI (or issuance of stock of CEI) and stock in CEI remains outstanding after the transaction;

(b) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of CEI possessing 30% or more of the total voting power of the stock of CEI;

(c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from CEI that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of CEI immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of CEI, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change of Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of CEI (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by CEI;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of CEI; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include CEI, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of CEI, or any company owned, directly or indirectly, by the stockholders of CEI in substantially the same proportions as their ownership of voting stock of CEI). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Exchange Act. If any one Person, or Persons acting as a Group, is considered to effectively control CEI as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means either the Management Development and Compensation Committee with respect to Employee Participants and Officer Participants or the Corporate Governance and Nominating Committee with respect to Director Participants.

“Company” means CEI and/or its Affiliates.

“Common Stock” means CEI’s common shares, $.10 par value per share.

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan with respect to Directors.

“Date of Grant” means the date on which the Committee authorizes the granting of an Award or such later date as may be specified by the Committee in such authorization.

“Deferral Election Form” means an electronic or written election to defer any benefit pursuant to the terms of the Plan.

“Deferred Stock Plan” means the Consolidated Edison, Inc. Deferred Stock Compensation Plan for Non-Officer Directors.

“Director” means a member of the Board or of the board of directors or analogous governing body of an Affiliate, who is not also an officer or employee of CEI or any of its Affiliates.

“Director Participant” means a person who was a Director of CEI on July 1, 2002 or who becomes a Director thereafter, until his or her termination of service.

“Director’s Compensation” means all or part of any board and committee retainer, and board and committee meeting fees payable to a Director in his or her capacity as a Director. Director’s Compensation shall not include any expenses paid directly to the Director through reimbursement.

“Disability” means [(i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent” means an Award granted under Section 7.7 or Article 13.

“Dividend Payment Date” means any date on which CEI pays any dividend on outstanding Shares.

“EBIT” for any Year means the consolidated earnings before income taxes of a Company, as reported in the consolidated financial statements of a Company for the Year.

“Effective Date” means the Stockholders’ Approval Date.

“Eligible Employee” means an employee of the Company who is not an Officer and is designated an Eligible Person by the Committee.

“Eligible Person” means any person who satisfies all of the requirements of Article 5.

“Employee Participant” means an Eligible Employee who is a Participant in the Plan.

“EPS” for any Year means diluted earnings per share of a Company, as reported in a Company’s consolidated financial statements for the Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Article 12.

“Fair Market Value” means, as of any specified date, the closing price of a Share in the Consolidated Reporting System as reported in the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date under the Plan. If no trading of Shares occurred on such date, the closing price of a Share in such System as reported for the preceding day on which sales of Shares occurred shall be used.

“Grant” means a grant of an Award under this Plan.

“Immediate Relative” means a spouse, child, parent or sibling, including adoptive relationships.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Management Development and Compensation Committee” means the Management Development and Compensation Committee of the Board or such other Committee as may be appointed by the Board to administer the Plan with respect to Officers and Eligible Employees. It is the intent of CEI that the Management Development and Compensation Committee shall consist of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m), is a “Non-Employee Director” and an “Outside Director” within the meaning of such Rule 16b-3 and Section 162(m), respectively; provided that the failure of any member of the Committee to meet such qualifications will not invalidate any action, decision or determination of the Committee.

“Net Income” for any Year means the consolidated net income of a Company, as reported in the consolidated financial statements of a company for the Year.

“Non-Qualified Option” means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Stock Option.

“Officer” means an employee of CEI or an Affiliate who is designated an “officer” of that Company.

“Officer Participant” means an Officer who is a Participant in the Plan.

“Operating Income” for any Year means the consolidated operating income of a Company, as reported in the consolidated financial statements of a Company for the Year.

“Operating Revenues” for any Year means the consolidated operating revenues of a Company, as reported in the consolidated financial statements of a Company for the Year.

“Option” or “Stock Option” means collectively a Non-Qualified Option or an Incentive Stock Option granted under Article 9.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Article 9.

“Participant” means an Eligible Person who has been granted an Award under this Plan.

“Pension Plan” means the Consolidated Edison, Inc. Retirement Plan as may be amended from time to time.

“Performance-Based Restricted Stock” means a Restricted Stock Award for which the Committee, in determining the amount of payout, will take into account the Performance Targets.

“Performance Period” means the fiscal year of a company or any other period designated by the Committee with respect to which an Award may be granted.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 11.1(b) for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Committee, which may include, but is not limited to, dollars, market value shares, or book value shares.

“Plan” means the Consolidated Edison, Inc. Long Term Incentive Plan, as it may be amended from time to time.

“Plan Administrator” means, as set forth in Article 4, the Committee.

“Restricted Stock” means Shares issued in the name of a Participant that bears a restrictive legend, or otherwise are subject to restrictions, prohibiting sale, transfer, pledge or hypothecation of the Shares until the expiration of the Restriction Period.

“Restriction Period” means the period during which a Participant is prohibited from selling, transferring, pledging or assigning Restricted Stock.

“Retirement” means, for Officers and Eligible Employees, resignation on or after age 55 with at least 10 years of service; for Directors, resignation after at least 10 years of service.

“Return on Assets” means Net Income divided by the total assets of a Company at the end of the 12-month period, as reported by a Company in its consolidated financial statements.

“Return on Equity” means Net Income divided by the average of the common shareholders’ equity of a Company during the 12-month period, as reported by a Company in its consolidated financial statements.

“Section 409A” means Section 409A of the Code and the applicable rulings and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933 as amended from time to time and the rules and regulations promulgated thereunder.

“Separation from Service” means a “separation from service” from the Company determined under the default provisions of Section 1.409A-1(h).

“Service” means a Director’s service on the Board and an Officer’s or Eligible Employee’s period of accredited service as defined in the Pension Plan for employees of CECONY.

“Shares” means a share of Common Stock.

“Specified Employee” mean shall mean an employee of the Company as determined under CEI’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation form Service.

“Stock Appreciation Rights” mean rights to the settlement in cash, Shares or a combination thereof, of the excess of the Fair Market Value of Shares subject to such rights on the date of exercise over their Fair Market Value on the date of the Grant granted pursuant to an Award under Article 12.

“Stockholders’ Approval Date” is the date of the 2003 Annual Meeting at which CEI’s stockholders approve the Plan.

“Stock Option Plan” means the Consolidated Edison, Inc. 1996 Stock Option Plan as amended and restated on February 24, 1998.

“Stock Units” means an unsecured obligation of CEI that is intended to represent the economic equivalent of one Share and is the units in which a “Stock Unit Account” is denominated.

“Stock Unit Account” means the bookkeeping accounts established by CEI pursuant to Article 7 or Article 8.

“Substitute Award” means an Award granted in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, upon assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity.

“Total Shareholder Return” means the sum of the change in the Fair Market Value of the Common Stock plus the value of reinvested dividends and cash equivalents, over a Performance Period.

“Voluntary Deferral of Director’s Compensation” means the Stock Units resulting from deferrals of Director’s Compensation as further defined in Article 7.

“Year” means a fiscal year of a Company commencing on or after January 1, 2003 that constitutes all or part of an applicable Performance Period.

ARTICLE 3. STOCKHOLDER APPROVAL AND DURATION

Section 3.1 Stockholder Approval. The Plan will be submitted for approval by CEI’s stockholders at the 2003 Annual Meeting. Approval of the Plan by a majority of the Shares voting on the proposal shall constitute Stockholder Approval.

Section 3.2 Period for Grants of Awards. Awards may be made as provided herein for up to a period of 10 years after the Stockholders’ Approval Date.

Section 3.3 Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

ARTICLE 4. ADMINISTRATION

Section 4.1 Plan Administrator. The Management Development and Compensation Committee of the Board shall be the Plan Administrator for Officers and Eligible Employees, unless the Board designates itself or another committee to administer the Plan with respect to Officers and Eligible Employees. The Corporate Governance and Nominating Committee of the Board shall be the Plan Administrator for Directors, unless the Board designates itself or another committee to administer the Plan with respect to Directors.

Section 4.2 Duties of the Plan Administrator. Except as may be limited by law, CEI’s Certificate of Incorporation, CEI’s by-laws or the Plan, the Plan Administrator shall have full and final power and authority (except as specified otherwise herein) to determine all questions, and to interpret and apply the terms and conditions of the Plan pursuant to which Awards are granted, exercised or forfeited under the Grant or Plan provisions, and, in general, to make all rules, regulations and other determinations which may be necessary or advisable for the administration of the Plan to achieve its stated purpose. Without limiting the generality of the foregoing, the Plan Administrator may modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 6.4 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant, and provided, further, that no modification, amendment or substitution that results in repricing a Stock Option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 6.4, shall be made without prior stockholder approval). The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Awards in the manner and to the extent the Plan Administrator deems necessary or desirable to carry it into effect. In no event, however, shall the Plan Administrator have the right to cancel outstanding Options for the purpose of replacing or regranting such Options with an exercise price that is less than the exercise price of the original Option.

Section 4.3 Decisions Binding. The Plan Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. All determinations of the Plan Administrator shall be final, conclusive and binding on all parties, including CEI, its stockholders, Participants, their respective estates and beneficiaries and not subject to further appeal.

Section 4.4 Delegation. To the extent permitted by law, the Committee shall have the authority to delegate its administrative duties under the Plan as it may deem advisable to one or more of its members or to any Officers or Directors of the Company; provided that the Plan Administrator may not delegate its authority to amend or terminate the Plan. The selection, grant and establishment of the terms of Awards remain the duties of the Committee, except that the full Board must approve any Awards to Directors.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Section 5.1 Officer or Eligible Employee. Each Officer or Eligible Employee of the Company may be designated by the Management Development and Compensation Committee as an Eligible Person, from time to time, with respect to one or more Awards subject to the limitations set forth in Sections 6.1 and 6.2. An Eligible Person who is an Officer or Eligible Employee becomes a Participant on the date of the granting of an Award; provided, however, that an Eligible Person is actively employed on the date of the Grant. The Committee may also grant Awards to individuals in connection with hiring as an officer or employee, retention or otherwise, prior to the date the individual first performs services for the Company; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

Section 5.2 Director. Any person who was a Director of CEI on July 1, 2002, or who becomes one thereafter shall be eligible to receive a benefit under the Plan. Any non-employee Director of a CEI’s Affiliates may also be designated by the Corporate Governance and Nominating Committee to receive an Award under the Plan. An Eligible Person who is a Director becomes a Participant on the date of the granting of an Award, provided he or she is providing Service on the date of the Grant as a member of the board of directors or analogous governing body of an Affiliate.

Section 5.3 General. In determining the Eligible Persons to whom Awards are to be granted and the number of Shares subject to each Award, the Committee shall take into consideration the Eligible Person’s present and potential contribution to the success of CEI or an Affiliate and such other factors as the Management Development and Compensation Committee may deem proper and relevant.

ARTICLE 6. SHARES SUBJECT TO PLAN

Section 6.1 Grant of Awards and Limitation of Number of Shares Awarded. The Committee may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to this Article 6, the aggregate number of Shares subject to Awards that may be delivered under this Plan may not exceed ten million (10,000,000) Shares. The maximum number of Shares that may be issued in conjunction with Stock Units under Articles 7 or 8, Restricted Stock Awards under Article 10 and Performance-Based Restricted Stock or Performance Unit Awards under Article 11 shall in the aggregate be four million (4,000,000).

Section 6.2 Individual Limitations. The aggregate number of Shares that may be covered by Awards granted to an individual Eligible Person shall not exceed 1,500,000 Shares.

Section 6.3 Type of Shares. Shares delivered by CEI may include, in whole or in part, authorized and unissued Shares, reacquired Shares, treasury Shares, or Shares that CEI may cause to be purchased on the open market (including private purchases) to satisfy its obligations under the Plan in accordance with applicable securities laws.

Section 6.4 Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects Shares, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment to the limitations on the number of Shares that may be delivered under the Plan as set forth in Section 6.1, in the number or kind of Shares that may be delivered under the Plan, or in the number or kind of Shares which are subject to outstanding Awards and in the exercise price per Share relating thereto, such adjustment to prevent dilution or enlargement of Participants’ rights under the Plan shall be made by the Committee in a manner that is proportionate to the change to the Shares and is otherwise equitable, and shall be conclusive and binding for all purposes of the Plan. Additional Shares issued to a Participant as the result of any such change shall bear the same restriction as the Shares to which they relate.

Section 6.5 Adjustment to Maximum for Forfeited, Cancelled, Terminated or Expired Shares. Any Shares covered by an Award (or portion of an Award) granted under the Plan that is forfeited, cancelled, terminated or expired without being exercised in whole or in part, or settled in cash, including settlement of tax withholding obligations using Shares shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and new Awards may be granted covering the Shares under such forfeited, cancelled, terminated, expired, or settled in cash Award. Likewise, if any Option granted under the Plan is exercised by tendering Shares to CEI as full or partial payment for such exercise under the Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. In addition, any Shares underlying Substitute Awards shall not be counted in determining the number of Shares that remain available for delivery under the Plan.

Section 6.6 Deferral of Award. The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. Any such deferral shall be made in accordance with the terms and conditions of the applicable Company deferred compensation plan, program or arrangement. If such payment deferral is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules, and procedures for such payment deferrals in compliance with Section 409A.

ARTICLE 7. STOCK UNIT GRANTS TO DIRECTOR PARTICIPANTS

Section 7.1 In General. This Article 7 only applies to Director Participants who are members of the Board at the time the grant is made.

Section 7.2 Initial Account Balance. The Retirement Plan was terminated effective June 30, 2002. Each Director who was a participant in the Retirement Plan prior to June 30, 2002, and who became a Participant in the Deferred Stock Plan on July 1, 2002, was granted Stock Units equal to the net accrued value of his or her benefit under the Retirement Plan as of June 30, 2002, as determined by CEI and an additional grant of 400 Stock Units. As of the Effective Date, these Directors became Director Participants in this Plan and these Director Participants have no rights or entitlements whatsoever to any benefits under the Retirement Plan and their rights under the Deferred Stock Plan are incorporated into this Plan.

Section 7.3 Annual Grants. Each Director Participant will be granted 1,300 Stock Units on the first business day after each Annual Meeting. Effective May 16, 2005, the number of Stock Units granted will be increased to 1,500. If a Director Participant is first appointed as a member of the Board after the Annual Meeting, his or her first annual grant of Stock Units (rounded to the nearest one hundred Stock Units) will be determined by multiplying 1,300, or 1,500 after May 16, 2005, by the result from dividing the number of months before the next Annual Meeting by twelve; provided that for the purpose of this calculation the numerator shall exclude the month in which the effective date of the Director’s appointment occurs and shall include the month in which the Annual Meeting occurs. The Board, upon recommendation of the Corporate Governance and Nominating Committee, may from time-to-time change the annual grant.

Section 7.4 Automatic Deferral. The Stock Units granted pursuant to Section 7.2 and 7.3 shall be deferred automatically until the Director Participant’s Separation from Service as a Board member and shall be paid within 60 days following the date on which the Separation from Service occurs.

Section 7.5 Stock Unit Accounts. CEI will create and maintain on its books one or more Stock Unit Accounts for each Director Participant. Each Stock Unit Account will be credited with all Stock Units that may be attributed to such Director Participant from time to time in connection with (i) Grants of Stock Units, (ii) deferrals of Director’s Compensation by such Director Participant pursuant to Section 7.9 (Voluntary Deferrals of Director’s Compensation), or (iii) dividend equivalents pursuant to Section 7.7. Stock Unit Accounts are maintained solely for accounting purposes and do not require a segregation of any assets of the Company.

Section 7.6 Vesting. The initial Stock Units granted upon the termination of the Retirement Plan, the 400 Stock Units granted on July 1, 2002, and the annual grants pursuant to Section 7.3 become fully vested upon the date of the Grant. Stock Units credited to a Director Participant’s Account by reason of his or her election to defer Director’s Compensation pursuant to Section 7.9 (Voluntary Deferrals of Director’s Compensation) become vested as of the date the Director’s Compensation would have been paid to him or her. Stock Units resulting from the crediting of Dividend Equivalents to a Director Participant’s Account pursuant to Section 7.7 shall be vested on the Dividend Payment Date.

Section 7.7 Dividend Equivalents. (a) Dividend Equivalents will be earned on Stock Units and credited to a Director Participant’s Account as of any Dividend Payment Date. Such Dividend Equivalents shall be expressed as a number of Stock Units equal to:

(i)	The number of Stock Units credited to a Director Participant’s Account as of the record date for such dividend multiplied by the value of the per share cash amount of the dividend (or as determined by the Corporate Governance and Nominating Committee in the case of dividends paid other than in cash), divided by:

(ii)	The Fair Market Value of a Share as of the Dividend Payment Date.

(b) All Dividend Equivalents earned on Stock Units whether resulting from Stock Unit Grants pursuant to Sections 7.2 or 7.3 or resulting from Voluntary Deferrals of Director’s Compensation pursuant to Section 7.9 shall be automatically deferred until the Director Participant’s Separation from Service as a Board member and shall be paid within 60 days following the date on which such Separation from Service occurs, unless an election pursuant to Section 7.7(c) is timely made to receive some or all of the Dividend Equivalents in cash payments.

(c) An election to receive some or all of the Dividend Equivalents in cash payments must be made by December 31 of the calendar year prior to the calendar year in which the Dividend Equivalents are granted by written notice filed with the Secretary of CEI on a form (“Deferral Election Form”) furnished by CEI. The election is valid for the following calendar year but shall not apply to any Dividend Equivalent paid in the following year for which the record date is earlier than the date the election is filed with the Secretary of CEI and remains in effect until modified or revoked by a new Deferral Election Form filed with the Secretary of CEI, which new Deferral Election Form shall take effect in the year following the year of receipt of the Deferral Election Form by the Secretary of CEI.

Section 7.8 Timing and Method of Payment. (a) All payments on account of Stock Units pursuant to this Article 7 shall be made in Shares.

(b) The Stock Units granted pursuant to Section 7.2 and 7.3 shall be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 23.12) within 60 days following his or her Separation from Service as a member of the Board, except that the Director Participant may elect to be paid his or her Shares in equal quarterly distributions for up to 10 years following the Separation from Service by filing with the Secretary of CEI a Deferral Election Form electing such quarterly distribution. Such Deferral Election Form must be filed by December 31 of the calendar year prior to the calendar year in which the Stock Units are granted. The Deferral Election Form shall remain in effect until modified or revoked by a new Deferral Election Form, which new Deferral Election Form shall take effect in the year following the year of receipt of the new Deferral Election Form by the Secretary of CEI. If an election of quarterly distributions is made, Dividend Equivalents earned on such Stock Units shall continue to be earned on the remaining Stock Units in the Director Participant’s Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments, regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

(c) Director Participants may elect to defer receipt of their Stock Units resulting from Voluntary Deferrals of Director’s Compensation until the January 1 that is at least five years from the date on which the Stock Units were deferred by filing a Deferral Election Form in accordance with the procedures set forth in Section 7.9. However, no deferral can extend longer than the Director Participant’s date of Separation from Service. Stock Units resulting from Voluntary Deferrals of Director’s Compensation will be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share) within 60 days following the date of his or her Separation from Service as a Board Member or, if earlier, the date specified in the Deferral Election Form. A Director Participant may elect to receive his or her distribution upon Separation from Service in the form of equal quarterly distributions of Shares for up to 10 years following the Separation from Service by electing this form of distribution on the Deferral Election Form that he or she must file in accordance with the procedures set forth in Section 7.9. If this election is made, Dividend Equivalents shall continue to be earned on the remaining Stock Units in the Director Participant’s Stock Unit Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

(d) The Stock Units resulting from Dividend Equivalent deferrals pursuant to Section 7.7 shall be paid in Shares (rounded to the nearest whole Share) to a Director Participant in accordance with Section 7.7(b) above.

Section 7.9 Voluntary Deferrals of Director’s Compensation. (a) Deferral Election. A Director Participant may elect to defer receipt of all or any specified portion of any Director’s Compensation that may become payable to him or her and to have such amounts credited to his or her Stock Unit Account in accordance with Section 7.5 of this Plan.

(b) Deferrals Credited to Account. Any Director’s Compensation deferred by a Director Participant pursuant to this Section 7.9 shall be allocated to his or her Stock Unit Account and deemed to be invested in a number of Stock Units equal to (i) the amount of such Director’s Compensation divided by (ii) the Fair Market Value of a Share on the date the Director’s Compensation would otherwise have been paid.

(c) Payment and Distribution of Deferrals. The timing and method of payment and distribution of the Stock Units resulting from the Voluntary Deferral of Director’s Compensation will be in accordance with Section 7.8(c).

(d) Timing of Deferral Election.

1. A deferral election may be made electronically or by written notice filed with the Secretary of CEI on a Deferral Election Form:

(i)	upon approval by the Plan Administrator, in its sole discretion, no more than 30 days after a person is first elected or appointed to the Board (covering Director’s Compensation to be earned for the remainder of the year); or

(ii)	on or before the end of any calendar year (covering Director’s Compensation to be earned the following calendar year).

2. Any deferral election shall continue in effect until revoked or modified by a new Deferral Election Form filed with the Secretary of CEI. A Director Participant who has revoked a deferral election may file a new Deferral Election Form to defer Director’s Compensation, but it shall only relate to Director’s Compensation for Service to be rendered beginning with the calendar year following the year in which such new Deferral Election Form is filed with the Secretary of CEI. Amounts credited to a Director Participant’s Stock Unit Account prior to the effective date of any revocation or modification of a deferral election shall not be affected by such revocation or modification.

Section 7.10 Subsequent Deferral. The Participant may defer commencement of his or her distribution to a date later than the date specified in an applicable Deferral Election Form by filing a written request with CEI. Such an election for a subsequent deferral shall (i) not take effect until at least 12 months after the election is made; (ii) the subsequent deferral of payment is for a period of at least five years from the scheduled payment date in case of an election not related to a Director Participant’s death or Disability; and (iii) an election related to a distribution upon a specified time or pursuant to a fixed schedule is made at least 12 months prior to the date the payment was originally scheduled to be paid.

ARTICLE 8. STOCK UNIT GRANTS

Section 8.1 Grants of Stock Units. One or more Stock Units may be granted to any Eligible Person, other than to a Director of CEI, at the sole discretion of the Committee. The Stock Units may be granted without the payment of consideration by the Participant.

Section 8.2 Nontransferability. No Stock Unit Award granted under this Article of the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or to the extent permitted by the Committee.

Section 8.3 Terms and Conditions. The Committee may grant or impose such other terms and conditions on the Stock Units as, in its sole discretion, it deems appropriate, including the vesting of such units, the timing and method of payment and the right to grant Dividend Equivalents, in all cases in compliance with Section 409A.

Section 8.4 Stock Unit Accounts. CEI will create and maintain on its books one or more Stock Unit Accounts for each Participant evidencing the grant of Stock Units. Each Stock Unit Account will be credited with all Stock Units that may be attributed to such Participant from time to time in connection with (i) Grants of Stock Units, or (ii) Dividend Equivalents, if granted pursuant to Section 8.3. Stock Unit Accounts are maintained solely for accounting purposes and do not require a segregation of any assets of the Company.

ARTICLE 9. STOCK OPTIONS

Section 9.1 Grant of Options. Options may be granted to an Eligible Person, other than a Director of CEI, as the Committee may from time to time select without the payment of consideration. Any Eligible Person shall be eligible to receive one or more Options, subject to the limitations set forth in Section 6.1 and 6.2.

Section 9.2 Terms and Conditions. An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 9 and shall contain such other or additional terms, conditions or restrictions as the Committee, in its sole discretion, may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Incentive Stock Options, with the provisions of the Code applicable to “Incentive Stock Options” as described in Code Section 422.

Section 9.3 Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, the exercise price per share of an Option that is a Substitute Award may be less than the Fair Market Value of a Share on the date the Option is granted provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof,

does not exceed the excess of:

(i) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Plan Administrator) of the shares of the predecessor entity that were subject to the award assumed or substituted for by CEI, over

(ii) the aggregate exercise price of such shares.

Section 9.4 Option Period. The period during which and the manner in which an Option may be exercised shall be fixed by the Committee; provided, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

Section 9.5 Stock Option Agreement. Each Option granted will be evidenced by a “Stock Option Agreement” between CEI and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant.

Section 9.6 Exercise of Option. (a) An Option may be exercised in whole or in part from time to time during the Option Period (or, if determined by the Committee, in specified installments during the Option Period) by giving written notice of exercise to the Secretary of CEI specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the exercise price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) check, (ii) tendering (either actually or by attestation) Shares owned by the Participant having a Fair Market Value at the date of exercise equal to such exercise price, (iii) a third-party exercise procedure, or (iv) a combination of the foregoing. The Committee, in its sole discretion, may, in lieu of delivering Shares covered by an Option upon its exercise, settle the exercise of the Option by means of a cash payment to the Participant equal to the positive difference between the Fair Market Value on the exercise date and the exercise price, or by delivering Shares having an aggregate Fair Market Value equal to such a payment, or by a combination of both.

(b) No Shares shall be delivered in connection with the exercise of an Option until full payment therefor has been made, including satisfaction of any applicable tax withholding obligations as set forth in Article 15. A Participant shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.

Section 9.7 Nontransferability of Options. No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative, except that the Committee may provide for the transferability of an Option:

(a) by gift or other transfer to (i) an Immediate Relative, or (ii) a trust or an estate in which the original Participant or the Participant’s Immediate Relative has a substantial interest;

(b) pursuant to a domestic relations order; and

(c) as may be otherwise permitted by Form S-8 under the Securities Act; provided, however, that any Option so transferred shall continue to be subject to all the terms and conditions contained in the Option agreement.

If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant pursuant to Article 19.

Section 9.8 Consequences of Termination of Employment or Service. The Committee shall have full discretion and authority to establish in the Stock Option Agreement the terms and conditions applicable to the Option in the event of the Participant’s termination of employment or service, including a termination by reason of Retirement, death or Disability.

ARTICLE 10. RESTRICTED STOCK AWARDS

Section 10.1 Grants of Restricted Shares. One or more shares of Restricted Stock may be granted to any Eligible Person, other than a Director of CEI. At the sole discretion of the Committee, the Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Committee may also impose such other restrictions and conditions on the Restricted Stock as, in its sole discretion, it deems appropriate. Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock, and may, subject to the Committee’s discretion, receive the cash dividends distributable with respect to such Shares. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee in compliance with Section 409A.

Section 10.2 Restriction Period. At the time a Restricted Stock Award is granted, the Committee will establish a Restriction Period applicable to such Award which will be not less than one and not more than ten years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee.

Section 10.3 Forfeiture or Payout of Award. (a) In the event of a termination of employment or service by a Participant during a Restriction Period, including a termination due to Retirement, Disability or death, an Award of Restricted Stock is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (i) Termination—the Restricted Stock Award is completely forfeited; or (ii) Retirement, Disability or death—payout of the Restricted Stock Award is prorated for service during the period; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

(b) Any shares of Restricted Stock, which are forfeited, will be transferred to CEI. Upon completion of the Restriction Period, all Award restrictions will expire and new certificates representing the Award will be issued without the restrictive legend described in Section 10.1.

Section 10.4 Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

ARTICLE 11. PERFORMANCE-BASED RESTRICTED

STOCK/PERFORMANCE UNITS.

Section 11.1 Provision for Awards. (a) General. For Awards under this Article 11, the Committee will establish (i) Performance Target(s) relative to the applicable Business Criteria, (ii) the applicable Performance Period and (iii) the applicable number of shares of Performance Based Restricted Stock or Performance Units that are the subject of the Award. The applicable Performance Period and Performance Target(s) will be determined by the Committee consistent with the terms of the Plan and Code Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Article 11 of less than the amount determined by the formula or standard established pursuant to Section 11.1(b) or may pay no Award at all. The maximum number of Shares of Performance Based Restricted Stock or Performance Units that any participant may earn, in the aggregate, during any Performance Period is 1,000,000.

(b) Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Code Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, and may be measured on an absolute basis or relative to selected peer companies or a market index. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

(c) Effect of Mid-Year Commencement of Service. If Service as an Officer or Eligible Employee commences after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant an Award and establish Performance Target(s) for a Performance Period that is proportionately adjusted based on the period of actual Service during the Year.

(d) Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Operating Income, Adjusted Operating Revenues, Adjusted Return on Assets or Adjusted Return on Equity, the Committee

may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:

(i)	the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period;

(ii)	the gain, loss, income or expense reported publicly by CEI with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt;

(iii)	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

(iv)	the gain or loss from all or certain claims, litigation and/or regulatory proceedings and all or certain insurance recoveries relating to claims or litigation;

(v)	the impact of impairment of tangible or intangible assets;

(vi)	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by CEI; and

(vii)	the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments described in this Section 11.1(d) may relate to CEI as a whole or any part of CEI’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of CEI, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

(e) Committee Discretion to Determine Award. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Article 11 if the applicable performance targets have not been met.

Section 11.2 Performance-Based Restricted Stock Awards. (a) Grants of Performance-Based Restricted Stock. Subject to Section 11.1, one or more shares of Performance-Based Restricted Stock may be granted to any Eligible Person, other than a Director of CEI, based on the achievements of pre-established Performance Targets during the Performance Period. The Performance-Based Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Performance-Based Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Performance-Based Restricted Stock until the expiration of the Restriction Period. The Committee may also impose such other restrictions and conditions on the Performance-Based Restricted Stock, as it deems appropriate.

(b) Upon issuance to the Participant of the Performance-Based Restricted Stock, the Participant will have the right to vote the Performance-Based Restricted Stock, and may, subject to the Committee’s discretion, receive the cash dividends distributable with respect to such Shares. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee consistent with the requirements of Section 409A.

(c) Restriction Period. At the time a Performance-Based Restricted Stock Award is granted, the Committee will establish a Restriction Period applicable to such Award, which will be no less than one nor more than ten years. Each Performance-Based Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee.

(d) Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Performance-Based Restricted Stock, a Participant must waive in writing the right to make an election under Code Section 83(b) to report the value of the Performance-Based Restricted Stock as income on the Date of Grant.

Section 11.3 Performance Units. (a) Subject to Section 11.1, one or more Performance Units may be granted to an eligible person, other than a Director of CEI, based on the achievement of preestablished Performance Targets during a Performance Period.

(b) Upon issuance to the Participant of a Performance Unit, the Participant may, subject to the Committee’s discretion, have the right to receive Dividend Equivalents with respect to such Performance Units, with such Dividend Equivalents treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of Dividend Equivalents to the Participant at such times, and in such form and manner, as determined by the Committee consistent with the requirements of Section 409A.

Section 11.4 Forfeiture or Payout of Award. (a) As soon as practicable after the end of each Performance Period, the Committee will determine whether the Performance Targets and other material terms of the Award were satisfied. The Committee’s determination of all such matters will be final and conclusive.

(b) As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Award payment, if any, for each Participant. Before any payments are made under this Article 11, the Committee will be responsible for certifying in writing to CEI that the applicable Performance Targets have been met. For this purpose, approved minutes of the Committee in which such certification is made may be treated as a written certification.

(c) The Committee shall have full discretion and authority to establish the terms and conditions applicable to the Award in the event of the Participant’s Separation from Service, including a termination by reason of Retirement, death or Disability.

(d) Any shares of Performance-Based Restricted Stock that are forfeited will be transferred to CEI.

Section 11.5 Form and Timing of Payment. With respect to shares of Performance-Based Restricted Stock for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 11.2(a). Each Performance Unit is payable in cash or Shares or in a combination of cash and Shares, as determined by the Committee in its sole discretion. Such payment will be made after the Award payment is determined, but no later than March 15 of the year following the year that the Award payment is vested.

ARTICLE 12. STOCK APPRECIATION RIGHTS.

Section 12.1 Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan to an eligible person, other than a Director of CEI, in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

Section 12.2 Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant.

Section 12.3 Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right granted to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

Section 12.4 Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Option price, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Fair Market Value of one Share at the Date of Grant of the Stock Appreciation Right, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is exercised.

Section 12.5 Settlement. The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Shares or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right. The value of the Share to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Share. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

Section 12.6 Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative except that the Committee may, in its discretion, provide for the transferability of Stock Appreciation Right:

(a) by gift or other transfer to (i) an Immediate Relative, or (ii) a trust or an estate in which the original Participant or the Participant’s Immediate Relative has a substantial interest;

(b) pursuant to a domestic relations order; and

(c) as may be otherwise permitted by Form S-8 under the Securities Act; provided, however, that any Stock Appreciation Right so transferred shall continue to be subject to all the terms and conditions contained in the Option agreement.

If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant pursuant to Article 19.

Section 12.7 Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the Grant. The Committee shall have full discretion and authority to establish in the Award the terms and conditions applicable to the Stock Appreciation Right in the event of the Participant’s Separation from Service, including by reason of Retirement, death, or Disability.

ARTICLE 13. DIVIDEND EQUIVALENTS

Section 13.1 Grants of Dividend Equivalents. (a) Dividend Equivalents shall be granted under the Plan in conjunction with Stock Units granted to Director Participants under the terms set forth in Article 7.

(b) Dividend Equivalents may also be granted without consideration by the Participant in conjunction with Stock Units granted under Article 8, at the Date of Grant, or in conjunction with Performance Units, at any time during the Performance Period, subject to the terms, conditions, restrictions or limitations if any, as the Committee may establish and as set forth in this Article 13.

Section 13.2 Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a Share on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 13.4. Dividend equivalents may be invested in additional shares or units as determined by the Committee. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee and may impose such other terms and conditions as it deems appropriate that are consistent with the requirements of Section 409A.

Section 13.3 Nontransferable. Rights to Dividend Equivalents will not be transferable by the Participant except to the extent that the underlying Stock Unit or Performance Unit is transferred in accordance with the Plan.

Section 13.4 Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the end of the Performance Period (or if earlier, the date the Participant terminates employment) of the related Performance Units or (ii) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

ARTICLE 14. ACCELERATED AWARD PAYOUT/EXERCISE

Section 14.1 Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 14.2) with respect to any previously granted Award, upon the happening of a Change in Control.

Section 14.2 Amount of Award Subject to Accelerated Payout/Option Period/ Exercise Period. The amount of a Participant’s previously granted Award that will be paid or exercisable upon the happening of a Change in Control will be determined as follows:

A. Stock Unit Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be the balance of the number of Shares in his or her Stock Unit account.

B. Restricted Stock Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Shares of Restricted Stock that were issued on the Date of Grant plus any stock resulting from reinvested dividends.

C. Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will vest upon the occurrence of a Change in Control. In addition, the Plan Administrator may provide, either at the time an Award is made or at a later date, that any Stock Option Award or Stock Appreciation Right for which the exercise price is greater than the Fair Market Value of a Share may be canceled if, in the determination of the Plan Administrator, cancellation would reduce or eliminate any excise tax that otherwise would be imposed on the holder of such Stock Option Award or Stock Appreciation Right under Code Section 4999.

D. Performance-Based Restricted Stock/Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Performance-Based Restricted Stock/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that targeted performance was achieved.

Section 14.3 Timing of Accelerated Payout/Option Period/ Exercise Period. Subject to Article 15, accelerated payouts provided for in Section 14.2 will be made within 30 days after the date of the Change in Control. When Common Stock is related to a cash payout, the amount of cash will be determined based on the Fair Market Value of Common Stock on the payout date.

Section 14.4 Notwithstanding the foregoing sections of this Article, the Plan Administrator may provide for a different result on a Change in Control at the time an Award is made.

ARTICLE 15. SPECIFIED EMPLOYEES

Section 15.1 Specified Employees. Notwithstanding anything herein to the contrary, if a Participant is a “specified employee” for purposes of Section 409A, as determined under CEI’s established methodology for determining specified employees, on the date on which such Participant incurs a Separation from Service, any payment hereunder (including any provision or continued benefits) that is deemed to be a “deferral of compensation” subject to Section 409A shall be paid or commence to be paid on the fifteenth business day after the date that is six months following the Participant’s Separation from Service, provided, however, that a payment delayed pursuant to this clause shall commence earlier in the event of a Participant’s death prior to the end of the six-month period.

ARTICLE 16. TAX WITHHOLDING

Section 16.1 Tax Withholding. The Company shall have the authority to withhold, or require the Participant to remit to the Company prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy any applicable federal, state or local taxes, FICA, FICA-MED and SUTA withholding requirements associated with any Award. Subject to compliance with any requirements of applicable law, the Committee may, in its sole discretion, permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Common Stock satisfied through (i) the payment of cash by the Participant to the Company, (ii) the withholding of amounts due the Participant from other compensation, (iii) the retention by the Company of Shares, or delivery of previously owned Shares, having a Fair Market Value on the date the tax withholding is required to be made equal to the withholding amount, (iv) the canceling of any number of Shares issuable in an amount sufficient to reimburse the Company for the amount it is required to withhold, or (v) any other method approved by the Committee. Any such Share withholding with respect to a Participant subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act. Each Participant shall bear all expenses of, and be solely responsible for all federal, state and local taxes, FICA, FICA-MED and SUTA Taxes due with respect on any Award made under this Plan. All Awards will be reported to the IRS on the appropriate tax form.

ARTICLE 17. AMENDMENT, MODIFICATIONS, AND

TERMINATION

Section 17.1 Amendment of Plan. Subject to the terms of the Plan, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, as it may deem advisable, except (i) no such action that would require the consent of the Board and/or the stockholders of CEI pursuant to Section 162(m) of the Code or the securities laws, any other applicable law, rule, or regulation, the listing requirement of any national securities exchange or national market system on which are listed any of CEI’s equity securities shall be effective without such consent; and (ii) no such action may be taken without the written consent of the Participant to whom any Award was previously granted, which materially adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder. Upon termination, the administration will continue in effect until all matters relating to the payment of outstanding Awards and the administration of the Plan have been settled.

Section 17.2 This Plan is intended to satisfy the applicable requirements of Section 409A and shall be performed and interpreted consistent with such intent. If the Committee determines in good faith that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Committee will modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance. Any determination by the Committee shall be final and binding on all parties.

ARTICLE 18. NO IMPLIED RIGHTS

Section 18.1 Participating in this Plan shall not constitute a contract of employment between the Company and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person or affect any right of the Company to terminate any employee’s employment.

Section 18.2 Nothing contained in the Plan shall be deemed to confer upon any Director any right to remain a member of the Board or of the board of directors or analogous governing body of an Affiliate or in any way limit the right of a Company’s stockholders to terminate or fail to re-nominate or reelect any Director as a member of a Board.

Section 18.3 Nothing contained in this Plan shall be deemed to confer upon any employee or other person any claim or right to be granted an Award under the Plan.

ARTICLE 19. NONALIENABILITY

Section 19.1 Nontransferability. No benefit provided under this Plan shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance, attachment, execution, levy or garnishment or other legal process by creditors of the Participant, the Participant’s beneficiary or by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan) except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding; (iii) as requested by the Participant and approved by the Committee to members of the Participant’s family, or a trust established by the Participant for the benefit of family members; (iv) by will, (v) by the laws of descent and distribution, (vi) pursuant to a beneficiary designation in accordance with Article 19 (Beneficiary Designation), or (vii) to the extent transfer of benefit is authorized and made in accordance with another specific Section of the Plan.

ARTICLE 20. BENEFICIARY DESIGNATION

Section 20.1 If a benefit is payable upon the death of a Participant, the Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom such benefit under the Plan is to be paid in the event of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by such Participant, shall be in a form prescribed by CEI, and will be effective only when filed by the Participant in writing with the Secretary of CEI during the Participant’s lifetime. In the absence of any such designation, or if such designated beneficiary or beneficiaries do not survive the Participant, to the extent benefits are payable and remain unpaid at the Participant’s death they shall be paid to his or her estate.

ARTICLE 21. SUCCESSORS

Section 21.1 All rights and obligations of CEI under the Plan shall be binding on any successor to CEI, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CEI or other corporate reorganization in which CEI will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation. CEI and such successor shall be jointly and severally liable for all of CEI’s obligations under the Plan.

ARTICLE 22. UNFUNDED STATUS

Section 22.1 Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between CEI and any employee, awardee or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general, unsecured liabilities of CEI and shall not confer upon such person any right, title or interest in any assets of CEI.

ARTICLE 23. ACCOUNT STATEMENT

Section 23.1 CEI will maintain Accounts, and credit thereto bookkeeping entries evidencing unfunded and unsecured general obligations of CEI. Annually, CEI will send to each Participant a statement of his or her account(s). This statement will include the account(s) balance and all activity since the last statement.

ARTICLE 24. GENERAL

Section 24.1 No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon a Participant or beneficiary any rights of a stockholder of CEI unless and until Shares are in fact issued or transferred to such Participant or beneficiary.

Section 24.2 Employment Agreements. To the extent that an employment agreement with an Officer or Employee is inconsistent with the Plan, the employment agreement shall govern.

Section 24.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 24.4 Articles and Sections. Except where otherwise indicated by the context, any reference to an “Article” or “Section” shall be to an Article or Section of this Plan.

Section 24.5 Title and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 24.6 Severability. If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part of the fullest extent possible while remaining lawful and valid.

Section 24.7 Government and Other Regulations. The obligation of CEI to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. CEI shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the Shares issued, delivered or paid in settlement under the Plan. If Shares awarded under the Plan may in certain circumstances be exempt from registration under the Act, CEI may restrict its transfer in such manner as it deems advisable to ensure such exempt status. If CEI determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award or

Deferral Election would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are then listed any of CEI’s equity securities, then CEI may postpone any such exercise, nonforfeitability or delivery, as applicable, but CEI shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. If CEI deems necessary to comply with any applicable securities law, CEI may require a written investment intent representation by a Participant or beneficiary and may require that a restrictive legend be affixed to certificates for Shares delivered pursuant to the Plan.

Section 24.8 Governing Law and Interpretation. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Section 24.9 Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Award or to any Participant or beneficiary receiving an Award.

Section 24.10 Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program unless specifically provided by any such plan or program.

Section 24.11 Ratification of Actions. By accepting any Award or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person’s acceptance and ratification of, and consent to, any action taken under the Plan by CEI, the Board or the Committee.

Section 24.12 Fractional Shares. Any fractional Shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half.

Section 24.13 Reliance on Reports. Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.